EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                                NTL (BERMUDA) LLC

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    Pursuant to Section 18-202 of the Delaware Limited Liability Company Act
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     1. The name of the limited liability company is NTL (Bermuda) LLC.

     2. The Certificate of Formation is hereby amended to change the name of the limited liability company to NTL (Triangle) LLC.

     3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read in its entirety as follows:

          1. The name of the limited liability company is NTL (Triangle) LLC.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 18th day of November, 1999.


                                        NTL (BERMUDA) LLC


                                        By: /s/ Richard J. Lubasch
                                           -----------------------------------
                                           Name:  Richard J. Lubasch
                                           Title:  Executive Vice President